Exhibit 99.2

Nerdy Announces Third Quarter 2023 Financial Results

Nerdy accelerates revenue growth, beating third quarter revenue and non-GAAP adjusted EBITDA guidance.

Nerdy introduces new District Assigned and Parent Assigned offerings fully transitioning the Institutional business to access-based subscription products and enabling schools to purchase Learning Memberships for students.

St. Louis, November 7, 2023 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the third quarter ended September 30, 2023.

“In the third quarter, our strong first half of the year continued and we delivered revenue and profitability ahead of our expectations. Both our Consumer and Institutional businesses saw strong demand in the quarter as the school year ramped, which combined with the operating leverage that we are receiving from our new ‘always on’ recurring revenue models and investments in AI, to also drive bottom line outperformance. Adjusted EBITDA increased by 2,300 basis points year-over-year. The pace of innovation remained high, with continued enhancements to Learning Memberships and the launch of two Varsity Tutors for Schools subscription products. The first, District Assigned, enables school administrators to centrally oversee high-dosage tutoring programs with flexible assignment and allocation tools built in. The second, Parent Assigned, allows K12 school districts to purchase Learning Memberships on behalf of their students, solves an important problem for many schools, and enables parents to have control and ownership of their child’s learning”, said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc.

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q3 Shareholder Letter on the Quarterly Results Page.

Financial and Operating Highlights

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Revenue Growth Accelerates – In the third quarter, Nerdy delivered revenue of $40.3 million, above the top end of our guidance range of $38-40 million, and represented an increase of 27% from $31.8 million during the same period in 2022. Revenue growth was driven by the completion of our evolution towards ‘always on’ recurring revenue products, strong adoption of Learning Memberships during the back-to-school season; and lifetime value expansion in our Consumer business coupled with the continued scaling of our Institutional business.

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Membership Evolution Complete – 100% of Consumer customers are purchasing Learning Memberships. Revenue recognized in the third quarter from Learning Memberships was $33.2 million or 96% of Consumer and 82% of total Company recognized revenue in the third quarter, a substantial increase from one year ago, when Learning Membership subscriptions accounted for 20% of Consumer and 18% of total Company recognized revenue, respectively. Active Members of 39.5K as of September 30, 2023 increased 8.5K or 27% during the quarter, yielding a $164.0 million annualized run rate, more than 3X the level a year ago.

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Institutional Business Continues to Scale – In the third quarter, Varsity Tutors for Schools executed 80 contracts, yielding $10.6 million of bookings, an increase of 89% year-over-year. Institutional revenue of $5.6 million increased 133% year-over-year and represented 14% of total revenue in the third quarter.

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Record Quarterly Gross Margin – Gross profit of $29.2 million in the third quarter increased 33% year-over-year. Gross margin of 72.4% for the three months ended September 30, 2023, was a quarterly record and 340 bps higher than gross margin of 69.0% during the comparable period in 2022. Gross profit and gross margin increases primarily driven by growth in our Consumer business as a result of the strong adoption of Learning Memberships, which has led to lifetime value expansion and higher gross margin.

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Business Model Changes Deliver Substantial Operating Leverage – Net loss was $20.6 million in the third quarter versus a net loss of $32.3 million during the same period in 2022. Excluding non-cash stock compensation expenses, restructuring and transaction related costs, a provision for legal settlement, and mark-to-market derivative adjustments, non-GAAP adjusted net loss was $9.1 million for the third quarter of 2023 compared to a non-GAAP adjusted net loss of $15.6 million in the third quarter of 2022. We reported a non-GAAP adjusted EBITDA loss of $8.2 million, at the top end of our guidance range of a non-GAAP adjusted EBITDA loss of $8.0 million to $10.0 million. This compares to a non-GAAP adjusted EBITDA loss of $14.0 million in the same period one year ago. Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin improvement of over 2,300 bps year-over-year was driven by higher revenues, gross margin expansion, sales and marketing efficiency gains, and continued variable labor productivity improvements stemming from automation efforts and our business model changes that streamline operations.

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Operating Cash Flow and Liquidity – Negative operating cash flow of $4.8 million in the third quarter of 2023 compared to negative operating cash flow of $13.3 million last year, an improvement of $8.5 million that reflects the substantial improvements from our evolution to Learning Memberships. With no debt and $84.0 million of cash on our balance sheet, we believe we have ample liquidity to fund the business and pursue growth initiatives.

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Full Year Revenue and Non-GAAP Adjusted EBITDA Guidance – For the fourth quarter and full year, we expect year-over-year revenue growth will be driven by the continued growth of recurring revenue streams in our Consumer business, the corresponding increase in the number of Learning Membership subscribers, and higher Institutional revenues.

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Revenue Guidance: For the fourth quarter of 2023, we expect revenue in a range of $54-56 million, representing 32% growth at the midpoint vs. our Q4 2022 revenue of $41.8 million. For the full year, we expect revenue in a range of $192-194 million; representing 19% growth at the midpoint vs. our 2022 revenue of $162.7 million. Fourth quarter and full year revenue guidance reflect higher revenues from Learning Memberships and Varsity Tutors for Schools when K12 schools and universities are in session. Our continued momentum provides us with confidence that we will deliver accelerating sequential year-over-year revenue growth each quarter throughout 2023.

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Non-GAAP Adjusted EBITDA Guidance: For the fourth quarter of 2023, we expect non-GAAP adjusted EBITDA to be break-even. For the full year, we expect a non-GAAP adjusted EBITDA loss of approximately $6 million, a substantial improvement from the non-GAAP adjusted EBITDA loss of $35.7 million in 2022. Fourth quarter and full year non-GAAP adjusted EBITDA guidance reflects the continuing benefits from our recurring revenue products which focus on long-term relationships with higher value customers, an improving gross margin profile, and operating leverage stemming from the completion of our evolution to recurring revenue business models, partially offset by increased investments in marketing, engineering and product talent to drive continued product innovation, and Varsity Tutors for Schools go-to market strategy.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call and webcast today, November 7, 2023 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-470-1428. International callers can dial 1-404-975-4839. The Access Code is 867265. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until November 14, 2023 by dialing 1-866-813-9403 from the U.S. or 44-204-525-0658 from all other locations, and entering the Access Code: 931089.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across 3,000+ subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group classes, large format group classes, and adaptive self-study. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Forward-looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our expectations with respect to: the guidance with respect to our financial performance; continued improvements in sales and marketing leverage; the growth of our Institutional business; simplifying our operations model while growing our business; and the sufficiency of our cash to fund future operations. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our transition to the Learning Membership model; risks associated with scaling up our Institutional business, risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2023, as well as other filings that we may make from time to time with the SEC.

Contact

Jason Pello

Investor Relations

investors@nerdy.com